UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2019

ICHOR HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37961	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3185 Laurelview Ct.

Fremont, California 94538

(Address of principal executive offices, including Zip Code)

(510) 897-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensation for Named Executive Officers

On April 15, 2019, the Compensation Committee of the Board of Directors of Ichor Holdings, Ltd. (the “Company”) established annual salaries and cash bonus target percentages for Thomas Rohrs, Philip Barros, and Kevin Canty. As previously disclosed in our Current Report on Form 8‑K filed with the Securities and Exchange Commission on April 10, 2019, the annual salary and cash bonus target percentage for Jeffrey Andreson was approved by the Compensation Committee in connection with his promotion to President of the Company on April 8, 2019. Set forth in the table below are the annual salaries and cash bonus target percentages and amounts for Messrs. Rohrs, Andreson, Barros, and Canty, each of whom are Named Executive Officers of the Company for fiscal year 2019.

			Annual Cash Bonus (% of Annual Salary)
Named Executive Officer	Title	Annual Salary	Target Percent	Amount

Thomas Rohrs	Executive Chairman, Director, and Chief Executive Officer	$600,000	100%	$600,000
Jeffrey Andreson	President and Chief Financial Officer	$450,000	75%	$337,500
Philip Barros	Chief Technology Officer	$400,000	60%	$240,000
Kevin Canty	Chief Operating Officer	$340,000	60%	$204,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICHOR HOLDINGS, LTD.

Date: April 18, 2019	/s/ Jeffrey Andreson
Name: Jeffrey Andreson
Title: President and Chief Financial Officer